                                                                  RULE 424(b)(3)
                                                               FILE NO. 33-61649
                                                                AUTONATION, INC.




                    SUPPLEMENT NO. 11 DATED FEBRUARY 3, 2000
                      TO PROSPECTUS DATED AUGUST 11, 1995




     As a result of a transfer of Common Stock by a Selling Stockholder, the table of Selling Stockholders in the Prospectus is hereby further supplemented as follows:


                                SHARES BENEFICIALLY       SHARES TO BE OFFERED         SHARES BENEFICIALLY
                                 OWNED PRIOR TO THE          FOR THE SELLING                  OWNED
     SELLING STOCKHOLDER             OFFERING             STOCKHOLDER'S ACCOUNT         AFTER THE OFFERING
     -------------------         ------------------       ---------------------        -------------------

 Martha J. Huizenga Holdings
    Limited Partnership(26)          1,043,559                 1,000,000                     43,559



(26) Martha J. Huizenga is the sole limited partner of Martha J. Huizenga Holdings Limited Partnership, a Nevada limited partnership ("MJHHLP"), and Martha J. Huizenga Holdings Inc., a Nevada corporation of which Mrs. Huizenga is the sole shareholder, is the sole general partner of MJHHLP. Mrs. Huizenga is the wife of H. Wayne Huizenga and she disclaims beneficial ownership of any shares of Common Stock owned by her husband. Mr. Huizenga disclaims beneficial ownership of the shares of Common Stock owned by MJHHLP.